Exhibit 99.1

NEWS RELEASE

101 East Park Blvd., Suite 1300
Plano, TX 75074
(972) 234-6400

IR Contact

Joel Achramowicz

sheltonir@sheltongroup.com

P: 415-845-9964

INTRUSION To Announce Third Quarter 2020 Financial Results

on November 12, 2020

Plano, Texas – Oct. 29, 2020 –INTRUSION Inc. (NASDAQ: INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection services, will release its third quarter 2020 financial results on November 12, 2020 after market close. Jack Blount, President and CEO, and Anthony (Tony) LeVecchio, Chairman and Interim CFO, will host a conference call at 4:00 p.m. Central Time to discuss the Company’s financial results.

The conference call will be broadcast live in listen-only mode on the investor relations website at www.intrusion.com.

Analysts and investors who would like to join the live call via teleconference are invited to dial in using the following information:

Date: Thursday, November 12, 2020

Time: 4:00 p.m. Central Time

Conference Call Number: 1-833-366-0416

International Call Number: +1-236-712-2506

Conference ID: 5795593

A telephone replay of the conference call will be available approximately two hours after the conference call through November 19, 2020. The replay can be accessed by dialing 1-800-585-8367 and using the passcode 5795593. International callers should dial +1-416-621-4642 and enter the same passcode at the prompt.

About INTRUSION Inc.

INTRUSION, Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection solutions. INTRUSION’s family of solutions includes TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward- looking statements involve a number of risks and uncertainties and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. Some of these risks and uncertainties are detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”